Exhibit 5.1

Please Reply to Las Vegas Office

Writer's email: kstein@nevadafirm.com

September 26, 2019

KushCo Holdings, Inc.

6261 Katella Avenue, Suite 250

Cypress, CA 90630

Reed Smith LLP

1901 Avenue of the Stars

Suite 700

Los Angeles, CA 90067-6078

Re:	KushCo Holdings, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

At your requests, we have acted as special Nevada counsel to KushCo Holdings, Inc, a Nevada corporation (the “Company”) and its special counsel, Reed Smith LLP (“Reed Smith”), and have examined the Registration Statement on Form S-3 (File No. 333-231019) (the “Registration Statement”) heretofore filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) and declared effective by the SEC on May 6, 2019, including a base prospectus dated May 6, 2019 (the “Base Prospectus”) and that certain prospectus supplement filed pursuant to Rule 424(b) under the Securities Act, dated September 26, 2019 (the “Prospectus Supplement,” and, together with the Base Prospectus, the “Prospectus”), in connection with the offer and sale by the Company of an aggregate of 17,197,570 units, each consisting of (x) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (y) one warrant to purchase 0.5 shares of Common Stock (“Warrants”), pursuant to that certain Placement Agency Agreement dated as of September 26, 2019 by and between the Company, Jefferies LLC and A.G.P./Alliance Global Partners and that certain Securities Purchase Agreement dated as of September 26, 2019 by and between the Company and the purchasers named therein . The Common Stock and Warrants are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Common Stock and Warrants). We are providing this letter to express our opinion on the matters set forth in the numbered paragraphs below

This opinion is furnished to the Company and Reed Smith and is provided to supplement the opinion of Reed Smith in regards to the Registration Statement (“Reed Smith Opinion”). Reed Smith is entitled to rely on this opinion in connection with the Reed Smith Opinion. As such, this opinion is intended to supplement the Reed Smith Opinion. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Reed Smith Opinion or the Prospectus Supplement. In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein.

KushCo Holdings, Inc.

September 26, 2019

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the state of Nevada. We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

To the extent our opinion set forth in Paragraph 1 below is dependent on the existence and good standing under the laws of the State of Nevada, we have relied exclusively on the Good Standing Certificate. In connection with our opinion expressed in paragraph 2 below, we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, the registration will apply to all the Shares, and will not have been modified or rescinded.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the state of Nevada.

2.	The Common Stock and Warrants have been duly authorized and, when issued, in accordance with the terms thereof (and for the consideration set forth therein), will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as part of the Company’s Current Report on Form 8-K to be filed with the Commission for the purpose of including this opinion as part of the Registration Statement, to the incorporation by reference of this opinion into the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission.

KushCo Holdings, Inc.

September 26, 2019

This opinion is rendered pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is rendered on, as speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts or circumstance that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ HOLLEY, DRIGGS, WALCH,
FINE, PUZEY, STEIN & THOMPSON

HOLLEY, DRIGGS, WALCH,
FINE, PUZEY, STEIN & THOMPSON